Exhibit 99.1

PhaseBio Reports Fourth Quarter and Full-Year 2018 Financial and Business Results

Results from Phase 1 clinical trial of PB2452 published in the New England Journal of Medicine and presented at the American College of Cardiology’s Annual Scientific Session

Initiated Phase 2b trial of PB1046 for the treatment of pulmonary arterial hypertension

Closed initial public offering that raised $43.0 million in net proceeds

Malvern, PA, and San Diego, CA, March 26, 2019 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for orphan diseases, today reported financial results for the fourth quarter and full-year ended December 31, 2018, and provided an update on corporate activities.

“For PhaseBio Pharmaceuticals, 2018 was a transformative year during which we reported positive results from our Phase 1 trial of PB2452, completed a successful initial public offering and advanced our clinical program for PB1046,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “We are pleased that the results from our Phase 1 clinical trial of PB2452 were presented at the American College of Cardiology’s Annual Scientific Session and simultaneously published in the New England Journal of Medicine. In the trial, PB2452 demonstrated an immediate and sustained reversal of the antiplatelet effects of ticagrelor. The totality of our recent accomplishments has positioned us well to deliver on our goal of bringing important therapies to patients with significant unmet medical need.”

Fourth Quarter and Recent Corporate Progress

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Reported PB2452 Phase 1 results: In March 2019, full results from the Phase 1 clinical trial of PB2452 were published online in the New England Journal of Medicine in a paper titled, “An Antibody-Based Ticagrelor Reversal Agent in Normal Volunteers” and simultaneously presented in a featured clinical research session at the American College of Cardiology’s 68th Annual Scientific Session. Results demonstrated PB2452 provided immediate and sustained reversal of the antiplatelet activity of ticagrelor.

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Secured up to $15.0 million term loan facility: In March 2019, PhaseBio entered into a $15.0 million term loan facility with Silicon Valley Bank and WestRiver Innovation Lending Fund. PhaseBio received an initial tranche of $7.5 million upon execution of the loan agreement and will use the funds to repay an existing term loan in full. A second tranche of $2.5 million will be available through May 31, 2019. PhaseBio will draw the remaining funding of $5.0 million upon the achievement of certain clinical milestones related to the development of PB2452.

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Appointed new members to the PhaseBio board of directors: In March 2019, Richard A. van den Broek was appointed to the board of directors. In December 2018, Edmund P. Harrigan, M.D., was appointed to the board of directors. Caroline M. Loewy was appointed to the board of directors in July 2018. Nancy Hutson, Ph.D., and Linda Tufts were appointed to the board of directors in March 2018.

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Dosed first patient in PB1046 Phase 2b trial: In November 2018, PhaseBio dosed the first patient in a multi-center, randomized, double-blind, parallel-group Phase 2b trial to evaluate the safety, tolerability and efficacy of PB1046 for the treatment of pulmonary arterial hypertension (“PAH”).

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Completed initial public offering and Series D financing: In October 2018, PhaseBio closed an initial public offering of 9,864,666 shares of common stock at a public offering price of $5.00 per share, including shares sold pursuant to the partial exercise of the underwriters’ option to purchase additional shares. PhaseBio received $43.0 million in net proceeds, after deducting underwriting discounts and commissions and offering expenses. In September 2018, PhaseBio closed a Series D financing that resulted in net proceeds of $17.7 million.

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Awarded $2.8 million NIH SBIR grant: In February 2018, PhaseBio was awarded a $2.8 million Fast Track Small Business Innovation Research (“SBIR”) grant from the National Institutes of Health (“NIH”) to support the clinical development of PB1046, a first-in-class, sustained-release vasoactive intestinal peptide analogue, in patients with PAH.

Upcoming Milestones

•	Initiate Phase 2a trial of PB2452 in the first half of 2019.

•	Data readout from Phase 2a trial of PB2452 in the first half of 2019.

•	Initiate Phase 2b trial of PB2452 in the second half of 2019.

Fourth Quarter and Full-Year 2018 Financial Results

Cash Position

Cash and cash equivalents at December 31, 2018 were $61.0 million, compared to $13.4 million at December 31, 2017. The increase reflects net proceeds from the initial public offering, the issuance of Series D preferred stock and net proceeds from term loan borrowings, partially offset by cash used in operating activities.

Results of Operations

Three Months Ended December 31, 2018

PhaseBio reported a net loss of $4.9 million for the three months ended December 31, 2018, which compared with a net loss of $2.5 million for the same period in 2017. This resulted in a net loss of $0.26 per share for the three months ended December 31, 2018, as compared to a net loss of $3.41 per share for the corresponding period in 2017, on both a basic and diluted basis.

Grant revenues were $0.3 million for the three months ended December 31, 2018, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. PhaseBio did not record any grant revenues for the three months ended December 31, 2017.

Research and development expense increased to $5.7 million for the three months ended December 31, 2018, as compared to $1.8 million for the three months ended December 31,

2017, reflecting an increase in manufacturing, clinical and preclinical development activities related to PB2452 and PB1046.

General and administrative expense increased to $2.2 million for the three months ended December 31, 2018, as compared to $0.6 million for the three months ended December 31, 2017, primarily attributable to increases in professional services, personnel, insurance and business travel-related expenses.

Year Ended December 31, 2018

PhaseBio reported a net loss of $23.8 million for the year ended December 31, 2018, which compared with a net loss of $10.2 million for 2017. This resulted in a net loss of $4.49 per share for the year ended December 31, 2018, as compared to a net loss of $13.78 per share for the corresponding period in 2017, on both a basic and diluted basis.

Grant revenues were $0.7 million for the year ended December 31, 2018, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. PhaseBio did not record any grant revenues for the year ended December 31, 2017.

Research and development expenses increased to $15.5 million for the year ended December 31, 2018, as compared to $6.2 million for the year ended December 31, 2017, reflecting an increase in clinical and preclinical development activities related to PB2452 and PB1046.

General and administrative expenses were $4.9 million for the year ended December 31, 2018 compared to $2.3 million for the year ended December 31, 2017, primarily attributable to increases in professional services, personnel, insurance and business travel-related expenses.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary disorders. The company’s lead development candidate is PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor. PhaseBio is also leveraging its proprietary elastin-like polypeptide (“ELP”) technology platform to develop therapies with the potential for less-frequent dosing and improved pharmacokinetics. PhaseBio’s second product candidate PB1046, which is based on ELP, is a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct of our clinical trials and the timing of the release of the results of our clinical trials. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

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Investor Contact:

John Sharp

PhaseBio Pharmaceuticals, Inc.

Chief Financial Officer

(610) 981-6506

john.sharp@phasebio.com

Media Contact:

Sarah Hall

6 Degrees

(215) 313-5638

shall@6degreespr.com

PhaseBio Pharmaceuticals, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Grant revenues	$257	$—	$668	$—
Operating expenses:
Research and development	5,676	1,823	15,455	6,210
General and administrative	2,241	628	4,857	2,328
Total operating expenses	7,917	2,451	20,312	8,538
Loss from operations	(7,660)	(2,451)	(19,644)	(8,538)
Other income (expense)	2,792	(84)	(4,202)	(1,709)
Net loss	$(4,868)	$(2,535)	$(23,846)	$(10,247)

Net loss per common share, basic and diluted	$(0.26)	$(3.41)	$(4.49)	$(13.78)

Weighted average common shares outstanding, basic and diluted	18,824,091	744,155	5,305,062	743,470

PhaseBio Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$61,031	$13,406
Other receivable, prepaid expenses and other current assets	1,597	360
Property and equipment, net	355	302
Other non-current assets	43	31
Total assets	$63,026	$14,099

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit):
Convertible promissory notes, net of discount	$—	$12,095
Derivative liability	—	3,028
Current portion of long-term debt	—	761
Accounts payable and accrued expenses	4,577	1,711
Preferred stock warrant liability	—	1,656
Deferred rent	22	5
Long-term debt	7,500	2,625
Redeemable convertible preferred stock	—	89,634
Stockholders’ equity (deficit)	50,927	(97,416)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$63,026	$14,099